UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2012

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-35026	95-3673456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street, 3rd Floor Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 9, 2012, Pacific Capital Bancorp, a Delaware corporation (“PCB” or the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with UnionBanCal Corporation, a Delaware corporation (“UBC”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Pebble Merger Sub Inc. (“Merger Sub”), a corporation formed in Delaware as a wholly owned subsidiary of UBC, will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of UBC (the “Merger”).  Consummation of the Merger is subject to certain customary conditions, including, among others, the absence of any injunction or other legal prohibition on the completion of the Merger, regulatory approvals of the Board of Governors of the Federal Reserve System, the Japan Financial Services Agency and the Office of the Comptroller of the Currency (and expiration of applicable waiting periods) without the imposition of conditions or restrictions that would have a material adverse effect after the closing on UBC and its subsidiaries, taken as a whole, UBC’s parent company, or PCB and its subsidiaries, taken as a whole, in each case measured on a scale relative to PCB and its subsidiaries, taken as a whole, the termination (or non-survival) of certain agreements with regulators to which PCB or its wholly owned subsidiary, Santa Barbara Bank & Trust, N.A. (“SBBT”), is a party, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard) and material compliance by each party with its obligations under the Merger Agreement.

Pursuant to the Merger Agreement, each outstanding share of common stock of the Company will be converted into the right to receive $46.00 per share in cash, without interest.  With certain exceptions, shares of common stock of the Company owned by UBC and the Company will be cancelled without payment of any consideration and will cease to exist.  Shares of the Company’s common stock that are owned by dissenting stockholders will be entitled only to such rights and payments as are granted by Section 262 of the Delaware General Corporation Law.  Each outstanding option to purchase shares of common stock under the Company’s stock plans (each, a “PCB Option”), whether vested or unvested, will be cancelled and converted into the right to receive, with respect to each share subject to the PCB Option, an amount in cash equal to $46.00 minus the exercise price per share of the PCB Option immediately prior to the effective time of the Merger.  Each award of restricted shares of PCB common stock and each share-based award outstanding under the PCB stock plans will fully vest and be converted into the right to receive, with respect to each share subject to such award, $46.00 in cash.  Immediately following the effective time of the Merger, UBC intends to merge SBBT with and into Union Bank, N.A., a wholly owned subsidiary of UBC (“UB”), with UB continuing as the surviving entity.

As of the date of the Merger Agreement, there were outstanding warrants to purchase 15,120 shares of the Company’s common stock held by the Treasury Department (the “Treasury Warrants”).  Pursuant to the Merger Agreement and the terms of the Treasury Warrants, at the effective time of the Merger, each outstanding Treasury Warrant will cease to represent a warrant to purchase common stock of the Company and will be converted automatically into a right to exercise such Treasury Warrant in accordance with its terms to receive an amount in cash equal to $46.00 multiplied by the number of shares of Company common stock issuable upon the exercise of such Treasury Warrant immediately prior to the execution of the Merger Agreement.

The Company and UBC have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to use reasonable best efforts to obtain any necessary regulatory approvals; (ii) not to take any actions that would reasonably be expected to materially delay the obtainment of regulatory approvals and (iii) for the Company to conduct its business in the ordinary course of business during the interim period between the execution of the Merger Agreement and consummation of the Merger.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  In addition, such representations and warranties (i) will not survive consummation of the Merger, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a knowing breach as of the date of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the information statement that the Company will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings that each of UBC and the Company make with the Securities and Exchange Commission.

The Merger Agreement provides certain customary termination rights for both UBC and the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On March 9, 2012, following the execution of the Merger Agreement, SB Acquisition Company LLC, the holder of 25,000,000 shares of the Company’s common stock, constituting approximately 76 percent of the outstanding shares of the Company’s common stock, delivered to the Company its action by written consent adopting and approving the Merger Agreement and the Merger.  No further approval of the stockholders of the Company is required to approve the Merger Agreement and the Merger.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated as of March 9, 2012 by and among UnionBanCal Corporation, Pebble Merger Sub Inc. and Pacific Capital Bancorp (filed as Exhibit 2.1 to UnionBanCal Corporation’s Current Report on Form 8-K, filed March 12, 2012, and incorporated herein by reference).*

*All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Such statements are subject to important factors that could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include, but are not limited to:  (i) the possibility that the Merger does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) the terms of the Merger may need to be modified to satisfy such approvals or conditions; (iii) the anticipated benefits from the Merger are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the Company operates; (iv) the ability to promptly and effectively integrate the businesses of the Company and UBC; (v) reputational risks and the reaction of the Company’s customers to the transaction; (vi) diversion of management time on merger-related issues; and (vii) those factors referenced in Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and as may be described from time to time in the Company’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only the Company’s belief as of the date of this Form 8-K.  Except as required by federal securities law, the Company undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2012	PACIFIC CAPITAL BANCORP

By: /s/ George Leis George Leis President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of March 9, 2012, by and among UnionBanCal Corporation, Pebble Merger Sub Inc. and Pacific Capital Bancorp (filed as Exhibit 2.1 to UnionBanCal Corporation’s Current Report on Form 8-K, filed March 12, 2012, and incorporated herein by reference).*

*All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.